Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Boston Edison Company on Form S-8 of our report dated January 26, 1993, on our audits of the consolidated financial statements and financial statement schedules of Boston Edison Company as of December 31, 1992, and 1991 and each of the years in the period ended December 31, 1992, 1991, and 1990 which report is included in the Annual Report on Form 10-K of Boston Edison Company.



                         COOPERS & LYBRAND



Boston, Massachusetts
January 27, 1994